Ernst & Young                      Certified Public Accountants
                                   15/F Hutchinson House
                                   10 Harcourt Road
                                   Central Hong Kong
                                   Phone: 852 2846 9888
                                          852 2526 5371
                                   Fax:   852 2868 4432
                                          852 2845 9208

Our ref:  CYT/WLMK/230942/9
December 15, 1997

The Board of Direftors
China Continental, Inc.
Room 1801-1806
Hua Qin International building
340 Queens's Road
Central
Hong Kong

Attn:  Mr. Eric Ng

Dear Sirs:

     This is to confirm that the auditor client relationship betrween china Continental, Inc. (Commission File Number 33-3276-D) and Ernst & Young has ceased.

Yours faithfully


/s/
Ernst & Young

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549